EXHIBIT 99.5



                         ARCH COMMUNICATIONS GROUP, INC.

                            STOCK PURCHASE AGREEMENT

                                  JUNE 29, 1998


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                             EXHIBITS AND SCHEDULES


Exhibit A - Form of Certificate of Designations, Preferences and Relative,
            Participating, Optional or Other Special Rights of the Series C Convertible Preferred Stock
Exhibit B - Form of Registration Rights Agreement
Exhibit C - Form of Legal Opinion of Hale and Dorr LLP
Exhibit D - Form of Confidentiality Agreement

Schedule 1  Purchasers, Shares Purchased and Purchase Price



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                         ARCH COMMUNICATIONS GROUP, INC.
                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 29, 1998, by and among ARCH COMMUNICATIONS GROUP, INC., a Delaware corporation (the "Company"), SANDLER CAPITAL PARTNERS IV, L.P., a Delaware limited partnership, SANDLER CAPITAL PARTNERS IV FTE, L.P., a Delaware limited partnership, HARVEY SANDLER, JOHN KORNREICH, MICHAEL J. MAROCCO, ANDREW SANDLER, SOUTH FORK
PARTNERS, a Delaware general partnership, THE GEORGICA INTERNATIONAL FUND LIMITED, a Bermuda corporation, ASPEN PARTNERS, a Delaware general partnership, and CONSOLIDATED PRESS INTERNATIONAL LIMITED, a Bahamas corporation (each of the foregoing persons or entities, other than the Company, being sometimes referred to hereinafter individually as a "Purchaser" and collectively as the "Purchasers").

                                   WITNESSETH:

        WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, a total of 250,000 shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Convertible Stock"), for an aggregate purchase price of $25,000,000;

        NOW,  THEREFORE,  in  consideration  of  the  premises  and  the  mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED STOCK.

          1.1  SALE AND ISSUANCE OF SERIES C CONVERTIBLE PREFERRED STOCK.

               (a) The Company has, or before the Closing (as defined below) will have, authorized the sale and issuance of up to 250,000 shares of Convertible Stock. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing the Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of the Series C Convertible Preferred Stock in the form attached hereto as EXHIBIT A (the "Certificate of Designations").

               (b) Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase at the Closing, and the Company agrees to sell and issue to such Purchaser at the Closing, such number of shares of Convertible Stock as set forth opposite such Purchaser's name and for the


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purchase  price  indicated  with  respect  to  such  Purchaser  on  SCHEDULE  1, representing an aggregate purchase price of $25,000,000.

          1.2 CLOSING; DELIVERY. The purchase and sale of the Convertible Stock shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10 a.m., on June 29, 1998, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Purchaser a certificate registered in the name of such Purchaser representing the number of shares of Convertible Stock being purchased thereby against payment of the purchase price therefor. Each Purchaser shall deliver payment of the purchase price for the shares of Convertible Stock being issued to such Purchaser by the wire transfer of immediately available federal funds to such account as may be designated in writing by the Company. The Company and each Purchaser shall take such additional actions and execute and deliver such additional agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms.

     2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to the Purchasers that the statements contained in this Section 2 are true and correct. As used herein, the "Disclosure Schedule" refers to that certain disclosure schedule delivered by the Company to the Purchasers prior to the execution of this Agreement. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets, liabilities, financial condition, operations or results of operations of the Company and its subsidiaries, taken as a whole.

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

          2.2 CAPITALIZATION. The authorized capital stock of the Company immediately prior to the Closing will consist of:

               (a)  10,000,000  shares of preferred  stock,  par value $0.01 per share (the "Preferred Stock"), of which 31,874 shares have been designated as Series A Preferred Stock, none of which are issued or outstanding, 100,000 shares have been designated as Series B Junior Participating Preferred Stock, none of which are issued or outstanding, and 250,000 shares have been designated as Series C Convertible Preferred Stock, none of which are issued or outstanding. The rights, privileges and preferences of the Series C Convertible

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Preferred Stock are set forth on EXHIBIT A hereto.

               (b) 75,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of which 20,958,570 shares were issued and outstanding on June 1, 1998. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. The Company has reserved 4,545,455 shares of Common Stock for issuance upon conversion of the Convertible Stock.

               (c) The Company has reserved 3,325,644 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the stock option plans set forth in SECTION 2.2(C) of the Disclosure Schedule, which have been duly adopted by the Company's Board of Directors and approved by the Company's stockholders (collectively, the "Stock Plans") and options to purchase Common Stock granted to executive officers of the Company outside of the Stock Plans. Of such reserved shares of Common Stock, as of June 1, 1998, options to purchase 777,563 shares had been exercised, options to purchase 2,033,137 were outstanding and 514,944 shares of Common Stock were available for issuance to officers, directors, employees and consultants pursuant to the Stock Plans.

               (d) The Company has also reserved (i) 797,850 shares of Common Stock for issuance upon conversion of its 6-3/4% Convertible Subordinated
Debentures due 2003 at a conversion price of $16.75 per share, (ii) 300,840 shares of Common Stock for issuance under its 1996 Employee Stock Purchase Plan, and (iii) 100,000 shares of Series B Junior Participating Preferred Stock for issuance in connection with its Rights Agreement, dated October 13, 1995 (the "Rights Plan"). Further, the Company is obligated to pay approximately $21.5 million in cash or Common Stock (at the Company's option) to the former stockholders of Page Call, Inc. ("Page Call"), on or about April 8, 2000 arising from Page Call's pending acquisition by Benbow PCS Ventures, Inc. ("Benbow").

               (e) Except as set forth in SECTION 2.2(E) of the Disclosure Schedule or as provided in this Agreement with respect to the Convertible Stock,
(i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company or any of its subsidiaries is authorized or outstanding, (ii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company or any of its subsidiaries, and (iii) neither the Company nor any of its subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise

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acquire any shares of its capital  stock or any  interest  therein or to pay any dividend or make any other distribution in respect thereof.

               (f) The Company has previously delivered to the Purchasers a true and correct copy of the Company's Restated Certificate of Incorporation and Bylaws, each as amended and restated to date (including a true and correct copy of each certificate of designation filed with respect to the Preferred Stock).

               (g)  Except  as  provided  in this  Agreement  or as set forth in
SECTION 2.2(G) of the Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

          2.3 SUBSIDIARIES. Except as set forth in the Company SEC Reports (as defined in Section 2.23), the Company does not currently have any subsidiaries, as defined in Item 601(21) of Regulation S-K ("Subsidiaries"), or own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, trust, association, or other business entity. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company's Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

          2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement in the form attached hereto as EXHIBIT B (the "Registration Rights Agreement" and with this Agreement and the Certificate of Designations, collectively, the "Investment Instruments"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Convertible Stock and the Common Stock issuable upon conversion of the Convertible Stock has been taken or will be taken prior to the Closing, and the Investment Instruments, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable

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remedies, or (ii) to the extent the indemnification  provisions contained in the
Registration Rights Agreement may be limited by applicable federal or state securities laws.

          2.5 VALID ISSUANCE OF SECURITIES. The Convertible Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free from all transfer or similar taxes, liens and charges and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state securities laws, and, subject to the truth and accuracy of the Purchasers' representations set forth in Section 3, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Convertible Stock purchased hereunder has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and nonassessable, free from all transfer or similar taxes, liens and charges and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable federal and state securities laws, and, subject to the truth and accuracy of the Purchasers' representations set forth in Section 3, will be issued in compliance with all applicable federal and state securities laws.

          2.6 CONSENTS. Except as set forth in SECTION 2.6 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, foreign, state or local governmental authority or any other person or entity on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by the Investment Instruments, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act.

          2.7 LITIGATION. Except as set forth in SECTION 2.7 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries which could reasonably be expected to result in a Material Adverse Effect, nor, to the Company's knowledge, is there any reasonable basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had, or could reasonably be expected to result in, a Material Adverse Effect.

          2.8 INTELLECTUAL PROPERTY RIGHTS. The Company and its subsidiaries own, license or otherwise possess legally enforceable rights to use all patents, pending patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, software source code and object code and proprietary rights and processes (collectively, the "Intellectual Property Rights") necessary for the Company's and its subsidiaries' business as now

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conducted.  Neither the Company nor any of its  subsidiaries  has  received  any communications alleging that the Company or any of its subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity which reasonably could be considered likely to result in a Material Adverse
Effect. To the Company's knowledge, neither the Company nor any of its subsidiaries is infringing upon, or in conflict with, the right or claimed right of any third party with respect to any of the Intellectual Property Rights. Neither the Company nor any of its subsidiaries has licensed any of the Intellectual Property Rights to any other person or entity, nor does any other person or entity have an option or any other right to acquire any of the Intellectual Property Rights. To its knowledge, both the Company and its subsidiaries have avoided every condition, and have not performed any act, the occurrence of which would result in the Company's or any subsidiary's loss of any Intellectual Property Right, the loss of which would have a Material Adverse Effect.

          2.9 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any of its subsidiaries is in violation or default of any provisions of their respective charters, bylaws or other organizational documents or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company or any of its subsidiaries which violations or defaults would, either alone or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of the Investment Instruments and the consummation of the transactions contemplated hereby or thereby will not, with or without the passage of time and/or the giving of notice, result in any such violation or be in conflict with or constitute either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company or its subsidiaries; provided, however, that in the case of any contract (other than contracts pursuant to which the Company has incurred indebtedness or other liabilities in an amount in excess of $1,000,000), the foregoing representation shall not be deemed to have been breached so long as any such resulting violation of, conflict with or default under such contract would not reasonably be considered likely to result in a Material Adverse Effect.

          2.10 ABSENCE OF LIABILITIES. Except as set forth in SECTION 2.10 of the Disclosure Schedule or as disclosed in the Financial Statements (as defined below), since December 31, 1997 neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $500,000 or in excess of $2,000,000 in the aggregate,
(iii) made any loans or advances to any person or entity, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of

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any of its assets or rights, other than in the ordinary course of business.

          2.11 NO CONFLICT OF INTEREST. Except as disclosed in the Company SEC Reports, the Company is not a party to any transaction which would be required to be disclosed pursuant to Item 404 of Regulation S-K ("Regulation S-K") promulgated by the Securities and Exchange Commission (the "SEC").

          2.12 RIGHTS OF REGISTRATION AND VOTING RIGHTS.  Except as set forth in
Section 2.12 of the Disclosure Schedule and as contemplated in the Registration Rights Agreement, neither the Company nor any of its subsidiaries has granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, no stockholders of the Company have entered into any agreements with respect to the voting of capital stock of the Company.

          2.13 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Convertible Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.14 TITLE TO PROPERTY AND ASSETS. Each of the Company and its subsidiaries owns or leases its properties and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which are disclosed in the financial statements included in the Company SEC Reports or which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such properties or assets. With respect to the properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases, except for such instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and, to its knowledge, holds a valid leasehold interest free of any material liens, claims or encumbrances.

          2.15 TAX RETURNS AND AUDITS. Each of the Company and its subsidiaries has accurately prepared and timely filed all foreign, federal, state, local and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Financial Statements to the extent required by U.S. generally accepted accounting principles ("GAAP") for all current taxes and other charges to which the Company or any of its subsidiaries are subject and which are not currently due and payable. Neither the Company nor any of its subsidiaries has filed or has been required to file foreign income tax returns. The Company does not know of any additional assessments or adjustments pending or threatened against the Company or any of

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its  subsidiaries for any period which could reasonably be expected to result in a Material Adverse Effect, nor of any reasonable basis for any such assessment or adjustment.

          2.16 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and since January 1, 1995 no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its subsidiaries. There is no strike or other labor dispute involving the Company and any of its subsidiaries pending, or to the knowledge of the Company threatened, which would have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. To the Company's knowledge, the Company has complied with all applicable federal and state equal employment opportunity laws and with all other laws related to employment, except for such acts of non-compliance which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          2.17  PERMITS.  The  Company  and  each  of its  subsidiaries  has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority , except for such defaults which, individually or in the aggregate, would not result in a Material Adverse Effect.

          2.18 REAL PROPERTY HOLDING CORPORATION. Neither the Company nor any of its subsidiaries is a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and Section 1.897-2(c) of the Treasury Regulations promulgated thereunder.

          2.19 FINANCIAL STATEMENTS. The Company has made available to the Purchasers its audited consolidated financial statements (including balance sheet and income statement) as of, and for the year ended December 31, 1997 and its unaudited consolidated financial statements (including balance sheet and income statement) as of, and for the three-month period ended March 31, 1998 (collectively, the "Financial Statements"). The Financial Statements are
complete and correct in all material respects and fairly present the consolidated financial condition and operating results of the Company and its subsidiaries as of the dates thereof. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities paid or incurred in the ordinary course of business subsequent to the dates thereof and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases,

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individually or in the aggregate, are not material to the financial condition or operating results of the Company and its subsidiaries, taken as a whole.

          2.2 CHANGES. Except as set forth in SECTION 2.20 of the Disclosure Schedule, since March 31, 1998, there has not been:

               (a) any change in the assets, liabilities, financial condition or operating results of the Company and its subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not resulted in a Material Adverse Effect.

               (b) any waiver or compromise by the Company or its subsidiaries of a valuable right or of a material debt owed to it;

               (c) any satisfaction or discharge of any material lien, claim or encumbrance or payment of any obligation by the Company or its subsidiaries, except in the ordinary course of business;

               (d) any material change to a material contract or agreement (as defined in Item 601(b)(10) of Regulation S-K) by which the Company, any of its subsidiaries or any of their respective assets is bound or subject;

               (e) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or any of its subsidiaries;

               (f) any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any of its subsidiaries, other than in the ordinary course of business;

               (g) any resignation or termination of employment of any executive officer or key employee of the Company or any of its subsidiaries; and the Company does not know of any impending resignation or termination of employment of any such executive officer or key employee;

               (h) receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company or any of its subsidiaries, which loss or cancellation would result in a Material Adverse Effect;

               (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of its subsidiaries, with respect to any material portion of its properties or assets, except liens which are not, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole;

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               (j) any loans or  guarantees  made by the  Company  or any of its subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; or

               (l) any arrangement or commitment by the Company or any of its subsidiaries to do anything described in this Section 2.20.

          2.21 ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any of its subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety where such violation, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the Company's knowledge, no material expenditures are required in order to comply with any such existing statute, law or regulation.

          2.22 FCPA. The Company and its subsidiaries have complied in all material respects with the United States Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), in obtaining any consents, licenses, approvals, authorizations, rights, and privileges in connection with the conduct of their business and, have otherwise conducted their business in compliance with all material respects with the FCPA. Their internal management and accounting practices and controls are adequate to ensure compliance in all material respects with the FCPA.

          2.23 REPORTS. Since January 1, 1995, the Company has filed all reports (including proxy statements) and registration statements required to be filed with the SEC (collectively, the "Company SEC Reports"). The Company has previously furnished or made available to the Purchasers true and complete copies of all of the Company SEC Reports filed prior to the date hereof. None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Company SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of the Company and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to the absence of footnotes and normal year-end adjustments. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, the Securities Act and the applicable rules and regulations thereunder.

          2.24 DISCLOSURE. No representation or warranty of the Company contained in this Agreement and the Disclosure Schedule and other exhibits attached hereto, or in any certificate furnished or to be furnished by the Company to the Purchasers at the Closing (when read together), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company, with respect to itself only, that:

          3.1 ACCREDITED INVESTOR; AUTHORIZATION. Such Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and has the individual, partnership or corporate, as the case may be, power and authority to enter into and perform this Agreement and to purchase the Convertible Stock (and the Common Stock issuable upon conversion thereof). This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such
Purchaser,  enforceable  in  accordance  with its  terms,  except as  limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.2 NO CONFLICT WITH OTHER AGREEMENTS. The execution, delivery and performance of the Investment Instruments and the consummation of the transactions contemplated hereby and thereby will not, with or without the passage of time and/or the giving of notice, result in a violation or default of any provisions of such Purchaser's limited partnership agreement, certificate of limited partnership, certificate of incorporation, bylaws or other charter document or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation.

          3.3 INVESTMENT KNOWLEDGE. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its investment in the Company and is capable of bearing the economic risks of such investment, including a complete loss of its investment. Such Purchaser acknowledges that the Convertible Stock and the shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act and, except as provided in the Registration Rights Agreement, the Company is under no obligation to file a registration statement with the SEC with respect to the Convertible Stock or the shares of Common Stock issuable upon conversion of the Convertible Stock.

          3.4 DISTRIBUTION. The Convertible Stock (and the Common Stock issuable upon conversion thereof) is being acquired for such Purchaser's own account for the purpose of investment and not with a view to or for resale in connection with any distribution thereof.

     4. CONDITIONS OF PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of the Purchasers to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by Purchasers purchasing a majority of the shares of Convertible Stock, which waiver shall be binding upon all Purchasers:

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct in all material respects as of such date.

          4.2 PERFORMANCE. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

          4.3 COMPLIANCE CERTIFICATE. A duly authorized executive officer of the Company shall have delivered to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          4.4 QUALIFICATIONS. All authorizations, approvals or permits of any governmental authority or regulatory body of the United States or of any state that are set forth in SECTION 4.4 of the Disclosure Schedule shall have been obtained and be effective as of the Closing.

          4.5 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Hale and Dorr LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of EXHIBIT E.

          4.6 SUPPORTING DOCUMENTS. The Purchasers shall have received the following:

               (a) A copy of resolutions of the Board of Directors of the Company authorizing and approving the Investment Instruments and copies of resolutions of the Board of Directors of the Company authorizing and approving the adoption of the Certificate of Designations, the issuance of the Convertible Stock and the other matters contemplated by this Agreement, all such resolutions to be certified by the Secretary of the Company;

               (b) A long-form certificate as to the existence and good standing of the Company issued by the Secretary of State of the State of Delaware, dated not more than five (5) days before the date of Closing; and

               (c) Such additional documentation as legal counsel for the Purchasers may reasonably request.

          4.7 CREDIT AGREEMENT; LENDER APPROVAL. The Company and its bank lenders shall have entered into a Second Amended and Restated Credit Agreement, substantially in accordance with the terms of the Summary of Principal Terms and Conditions, dated as of April 10, 1998.

          4.8 SENIOR NOTES. The Company's wholly-owned subsidiary, Arch Communications, Inc., a Delaware corporation formerly known as USA Mobile Communications, Inc. II, shall have issued new senior notes in an aggregate principal amount of not less than $125,000,000, with an interest rate and other per annum cost of capital of not greater than 15% and otherwise pursuant to an indenture in form and substance substantially similar to that described in the Private Offering Memorandum of Arch Communications, Inc., dated June 8, 1998, a copy of which has previously been furnished to the Purchasers.

          4.9 RESTRUCTURING. The Company shall have implemented, or publicly announced its intention to implement, a corporate restructuring in accordance with the restructuring plan previously disclosed to the Purchasers.

          4.10 BOARD OF DIRECTORS. As of the Closing, the Company's Board of Directors shall consist of seven members, of which one member shall be elected by the holders of a majority of the Convertible Stock (who the Purchasers agree shall initially be John Kornreich).

          4.11 REGISTRATION RIGHTS AGREEMENT. The Company, each Purchaser that is a party thereto and the other parties thereto shall have executed and delivered the Registration Rights Agreement.

          4.12 CERTIFICATE OF DESIGNATIONS. The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware on or prior to the date of the Closing, which shall continue to be in full force and effect as of the date of the Closing.

          4.13 HSR ACT. Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

          4.14 PAYMENT OF EXPENSES. The Company shall have paid the reasonable legal expenses and disbursements of the Purchasers, in an amount which, when combined with the other reimbursable out-of-pocket expenses of the Purchasers as provided in Section 9.6, shall not exceed $100,000.

          4.15 NASDAQ APPROVAL. The Company shall have delivered to the Purchasers evidence, in form and substance reasonably satisfactory to the Purchasers and their counsel, to establish that the issuance and sale of the Convertible Stock does not require consent of the Company's stockholders under the applicable rules of the Nasdaq National Market.

          4.16 NO LITIGATION. On the Closing Date, there shall be no effective injunction or other pending or threatened proceeding, legal restraint or prohibition which would prevent the consummation of the transactions contemplated hereby.

          4.17 AMENDMENT TO RIGHTS PLAN. The Company shall have amended its Rights Plan, in a manner reasonably satisfactory to the Purchasers, to provide that none of the Purchasers shall be deemed to be "Acquiring Persons" under the Rights Plan in connection with the consummation of the transactions contemplated under this Agreement.


     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company in writing; PROVIDED, HOWEVER, that the non-fulfillment of a condition by a Purchaser (a "Defaulting Purchaser") will not relieve the Company of its obligation to each other fulfilling Purchaser so long as such other fulfilling Purchaser(s) are willing to purchase from the Company the Convertible Stock that was to have been purchased by the Defaulting Purchaser.

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct in all material respects as of such date.

          5.2 PERFORMANCE. Such Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser on or before the Closing.

          5.3 REGISTRATION RIGHTS AGREEMENT. Such Purchaser shall have executed and delivered the Registration Rights Agreement.

          5.4 COMPLIANCE CERTIFICATE. A duly authorized executive officer of the Purchaser shall have delivered to the Company at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

          5.5 HSR ACT. Any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

          5.6 NO LITIGATION. On the Closing Date, there shall be no effective injunction or other pending or threatened proceeding, legal restraint or prohibition which would prevent the consummation of the transactions contemplated hereby.

     6. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

          6.1 CORPORATE EXISTENCE. The Company and each of its subsidiaries will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any foreign jurisdiction, and of any government authority of any of the foregoing, where the failure to so comply would have a Material Adverse Effect.

          6.2 BOOKS OF ACCOUNT AND RESERVES. The Company will keep books of record and account in which full, true and correct entries are made of all of its material dealings, business and affairs, in accordance with GAAP. The Company will employ certified public accountants of established national reputation selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the SEC (the "Accountants"). The Company will have annual audits made by such Accountants in the course of which such Accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the SEC in effect at such time with respect to reports or opinions of accountants.

          6.3 FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION. So long as at least 50% of the shares of Convertible Stock issued hereunder remains outstanding at any time after the date of this Agreement, the Company shall deliver to each Purchaser who continues to hold, together with its affiliates, at least 75,000 shares of Convertible Stock and who is not a competitor of the Company (as determined in good faith by the Company's Board of Directors):

               (a) annually, as soon as available, but in any event by the end of each fiscal year, an operating plan and budget for the following year, and quarterly updates of the Company's performance in comparison with such plan and budget, which quarterly updates shall be provided as soon as available, but in any event within forty-five (45) days of the close of each quarter;

               (b) as soon as available, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, an unaudited balance sheet of the Company, together with the related statements of operations, retained earnings and cash flow for such quarter, prepared in accordance with GAAP (provided, however, that such statements need not comply with the footnote disclosure requirements of GAAP);

               (c) as soon as available, but in any event within 90 days after the end of each fiscal year, a balance sheet of the Company, as of the end of such fiscal year, together with the related statements of operations, retained earnings and cash flow statements for such fiscal year, all in reasonable detail and duly certified by the Accountants, who shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

               (d) with reasonable promptness after the Company learns of the commencement or written threats of the commencement of any material lawsuit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company or its business, assets or properties, which, in either event, could reasonably be considered likely to result in a Material Adverse Effect, written notice of the nature and extent of such suit or proceeding;

               (e) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the SEC pursuant to any act administered by the SEC or furnished to stockholders of the Company or to Nasdaq or any national securities exchange;

               (f) with reasonable promptness, notice of any default in any material agreement of the Company or its subsidiaries which could reasonably be considered likely to result in a Material Adverse Effect; and

               (g) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and its subsidiaries as is available to the Company and as from time to time the Purchasers may reasonably request.

        The foregoing information rights of the Purchasers are conditioned upon each Purchaser's execution of a confidentiality agreement with the Company substantially in the form of EXHIBIT D attached hereto.

          6.4 RESERVE FOR CONVERSION SHARES; NASDAQ LISTING.

               (a) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Convertible Stock and otherwise complying with the terms of this Agreement, such number of its authorized shares of Common Stock as shall be sufficient to effect the conversion of the Convertible Stock from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Convertible Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Convertible Stock.

               (b) The Company shall, if permitted by the rules of the Nasdaq Stock Market, list and keep listed on the Nasdaq National Market, all Common Stock issuable upon conversion of the Convertible Stock.

          6.5 SEC REPORTING. The Company shall properly report the consummation of the transactions contemplated hereby with the SEC.

          6.6 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Convertible Stock for general corporate purposes relating to the business and operations of the Company.

          6.7 NOTICE OF TRANSACTIONS OR LIQUIDATION. The Company shall give at least twenty (20) days' prior written notice to the Purchasers of any merger or consolidation in which the Company's outstanding securities are converted into securities, cash or other property, any sale of all or substantially all of its assets or any liquidation, dissolution or winding up of the Company.

          6.8 INSPECTION. So long as at least 50% of the shares of Convertible Stock issued hereunder remains outstanding at any time after the date of this Agreement, the Company shall permit and cause each of its subsidiaries to permit each Purchaser who continues to hold, together with its affiliates, at least 75,000 shares of Convertible Stock and who is not a competitor of the Company (as determined in good faith by the Company's Board of Directors), and such persons as it may reasonably designate, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and Accountants (and the Company hereby authorizes said Accountants to discuss with such Purchaser and such designees such affairs, finances and accounts provided that the Company shall be entitled to have a representative of the Company be present), all at such reasonable times as shall be requested by such Purchaser; provided, however, that such Purchaser and any such designee shall, as a condition to the exercise of this inspection right, execute a confidentiality agreement with the Company, containing customary provisions, in form and substance reasonably acceptable to the Company and such Purchaser.

          6.9 REPRESENTATION ON BOARD OF DIRECTORS, DIRECTORS' AND SHAREHOLDERS' MEETINGS. The Company shall maintain its Board of Directors in accordance with the terms of its Restated Certificate of Incorporation and the Certificate of Designations. The Company shall maintain a provision in its Bylaws or charter providing for the indemnification of its directors to the fullest extent permitted by the laws of Delaware.

          6.10 AMENDMENT TO RIGHTS PLAN. The Company shall cause its Rights Plan to be amended, on or prior to July 31, 1998, to provide that the Purchasers shall be issued Rights in respect of their shares of Convertible Stock on or prior to a Distribution Date (as defined in the Rights Plan) equivalent to those Rights the Purchasers would otherwise have had under the Rights Plan on an "as converted" basis.

     7. NEGATIVE COVENANTS OF THE COMPANY. So long as any of the shares of Convertible Stock issued hereunder remain outstanding, the Company will be limited and restricted as follows:

          7.1 PROTECTIVE PROVISIONS. The Company will not amend the Restated Certificate of Incorporation or the Certificate of Designations in any manner other than in compliance with the provisions for amendment set forth therein.

          7.2 RESTRICTIVE AGREEMENTS PROHIBITED. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of the Investment Instruments or its obligations under the Restated Certificate without the prior consent of the holders of a majority of the shares of Convertible Stock outstanding at such time.

          7.3 LIMITATION ON DEBT. Capitalized terms used in this Section 7.3 and in Section 7.4 but not defined herein shall have the meanings given such terms in the Company's Indenture for the 10-7/8% Senior Discount Notes due 2008 in the form as of the date of this Agreement (the "Senior Notes Indenture").

        So long as at least 50% of the Convertible Stock issued hereunder remains outstanding, the Company will not, and will not permit any Restricted Subsidiary to, Incur any Debt without the prior consent of the holders of a majority of the shares of Convertible Stock outstanding at such time; PROVIDED, HOWEVER, that the Company may Incur Debt and may permit a Restricted Subsidiary to Incur Debt if at the time of such Incurrence and after giving effect thereto the Consolidated Cash Flow Ratio would be less than 6.5 to 1.0.

        In making the foregoing calculation, there shall be excluded from Debt for purposes of calculating the Consolidated Cash Flow Ratio all Debt of the Company and its Restricted Subsidiaries incurred pursuant to clause (i) of the definition of Permitted Debt, and pro forma effect will be given to (i) the Incurrence of the Debt to be incurred and the application of the net proceeds therefrom to refinance other Debt and (ii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of the most recent full fiscal quarter, as if such acquisition or disposition occurred at the beginning of the most recent full fiscal quarter.

        Notwithstanding the foregoing limitation, the Company may, and may permit its Restricted Subsidiaries to, Incur the following additional Debt ("Permitted Debt"):

               (i) Debt under Bank Credit Facilities in an aggregate amount not to exceed $150.0 million at any one time outstanding, less any amounts by which the commitments thereunder are permanently reduced pursuant to the provisions thereof as described under the "Limitation on Certain Asset Sales" covenant in the Company's Senior Notes Indenture;

               (ii) other Debt of the Company or any Restricted Subsidiary outstanding on the date of the Senior Notes Indenture and listed on Schedule A thereto;

               (iii) Debt owed by the Company to any wholly owned Restricted Subsidiary or owed by any wholly owned Restricted Subsidiary to the Company or any other wholly owned Restricted Subsidiary (provided that such Debt is held by the Company or such wholly owned Restricted Subsidiary);

               (iv) Debt represented by the Notes;

               (v) Debt Incurred or Incurrable in respect of letters of credit, bankers' acceptances or similar facilities not to exceed $5.0 million at any one time outstanding;

               (vi) Capital Lease Obligations whose Attributable Value does not exceed $5.0 million at any one time outstanding;

               (vii) Debt of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

               (viii) Debt of the Company or any Restricted Subsidiary (including trade letters of credit) in respect of purchase money obligations, provided that the aggregate amount of such Debt outstanding at any time does not exceed $5.0 million;

               (ix) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two Business Days of its Incurrence; and

               (x) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Debt, other than Debt Incurred pursuant to clause (i), (vii) or (ix) of this definition, including any successive refinancings thereof, so long as
(A) any such new Debt is in a principal amount that does not exceed the principal amount (or, if such Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses Incurred by the Company in connection with such refinancing, and (B) such refinancing Debt does not have an Average Life less than the Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity of the Debt being refinanced, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Debt being refinanced.

          7.4 RESTRICTED PAYMENTS. So long as 50% of the shares of Convertible Stock issued hereunder remain outstanding, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (such payments or any other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"):

               (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Common Stock and other than dividends or distributions by a Restricted Subsidiary payable to the Company or a wholly owned Restricted Subsidiary);

               (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (other than any such Capital Stock owned by the Company or any of its wholly owned Restricted Subsidiaries);

               (c) make any loan, advance, capital contribution to or other Investment in, or guarantee any obligation of, any Affiliate of the Company, other than a Permitted Investment; and

               (d) make any other Investment (other than a Permitted Investment) in any person or entity;

unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

                    (i) no Default or Event of Default has occurred and is continuing;

                    (ii) the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) in accordance with Section 7.3; and

                    (iii) the aggregate amount of all Restricted Payments declared or made after the issue date of the Notes does not exceed the sum of:

                         (A)  the   remainder  of  (x)  100%  of  the  aggregate
Consolidated Cash Flow of the Company (excluding, for purposes other than determining whether the Company may, or may permit a Restricted Subsidiary to, make Investments in any Person, the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise) measured on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter during which the Notes were originally issued and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment, minus (y) the product of 2.0 times Consolidated
Interest Expense accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter during which the Notes were originally issued] and ending on the last day of the Company's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment; plus

                         (B) the aggregate net proceeds  received by the Company
after the initial issuance of the Notes (including the fair market value of the property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Restricted Subsidiary) of Common Stock of the Company (which shall not be deemed to include the issuance of the Convertible Stock); plus

                         (C) the  aggregate  net cash  proceeds  received by the
Company after the initial issuance of the Notes (including the fair market value of the property other than cash as determined by the Company's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Restricted Subsidiary) of debt securities or convertible securities (which shall not be deemed to include the issuance of the Convertible Stock) that have been converted into or exchanged for Common Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange; plus

                         (D) without duplication, the Net Cash Proceeds received
by the Company or a wholly owned Restricted Subsidiary of the Company upon the sale of any Unrestricted Subsidiary.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take any one or more of the following actions, whether singly or in combination, so long as (with respect to clauses (b) through (f) below) no Default or Event of Default has occurred and is continuing:

     (a) the payment of any dividend within 60 days after the date of declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions;

     (b) payments (whether made in cash, property or securities) by the Company or any Subsidiary of the Company to any employee of the Company or any Subsidiary of the Company in connection with the issuance or redemption of stock of any such company pursuant to any employee stock option plan or board resolution to the extent that such payments do not exceed $500,000 in the aggregate during any fiscal year or $2.0 million in the aggregate;

     (c)  Investments in Persons made with, or out of the net cash proceeds of a
substantially   concurrent  issuance  and  sale  (other  than  to  a  Restricted
Subsidiary) of, shares of Common Stock of the Company;

     (d) Investments in Persons all or substantially all of whose operations are in the telecommunications business, provided that the aggregate amount of Investments pursuant to this clause (d) in all such persons or entities does not exceed $50.0 million;

     (e) Debt Investments in Benbow in an aggregate amount of up to $75.0 million; and

     (f) make any other payment or payments of up to $5.0 million in the aggregate which would otherwise constitute a Restricted Payment.

     The Restricted Payments described in clauses (b) through (f) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with the preceding paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section 7.4 and the Restricted Payments described in clause
(a) of the preceding paragraph will be Restricted Payments that will be permitted to be taken in accordance with the preceding paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section 7.4.

     For the purpose of making any  calculations  pursuant to this  Section 7.4,
(i) an Investment will include the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and will, for the purpose of this covenant, exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, provided that, in each case, the fair market value of an asset or property is as determined by the Board of Directors of the Company in good faith and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of the Company, whose good faith determination will be conclusive.

     If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividend, loan repayment, transfer of assets or otherwise) to the extent such net reduction is not included in the Company's Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

     In computing Consolidated Cash Flow of the Company under the first paragraph of this Section 7.4, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Senior Notes Indenture, such Restricted Payment will be deemed to have been made in compliance with the Senior Notes Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

     8. NEGATIVE COVENANT OF THE PURCHASERS.

          8.1 STANDSTILL AGREEMENT. The Purchasers and their affiliates shall not acquire, directly or indirectly, beneficial ownership of more than 24.99% of the outstanding securities of the Company entitled to vote in the election of directors ("Voting Securities"); provided, that the Purchasers shall not be deemed to be in breach of this covenant solely as a result of the acquisition of Voting Securities issued in payment of dividends on the Convertible Stock pursuant to the Certificate of Designations.

     9. MISCELLANEOUS.

          9.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties and representations of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until thirty (30) days after the filing with the SEC of the Company's financial statements for the quarter ending June 30, 1999 as part of the Company's Form 10-Q report for such quarter.

          9.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.3 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.4 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed given upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on SCHEDULE 1 hereto, or as subsequently modified by written notice, and

     (a) if to the Company, to:

Arch Communications Group, Inc.
1800 West Park Drive, Suite 250
Westborough, MA  01581
Telephone:  (508) 870-6703
Facsimile:  (508) 870-6076
Attention:  J. Roy Pottle

     with a copy to:

Hale and Dorr LLP
60 State Street
Boston, MA  02109
Telephone:  (617) 526-6000
Facsimile:  (617) 526-5000

Attention:  David A. Westenberg, Esq.

     or (b) if to the Purchasers:

c/o Sandler Capital Management
767 Fifth Avenue
45th Floor
New York, NY  10153
Telephone:  (212) 754-8100
Facsimile:  (212) 826-0280
Attention:  Michael J. Marocco

     with a copy to:

Dow, Lohnes & Albertson, PLLC 1200
New Hampshire Avenue, N.W.
Suite 800
Washington, D.C.  20036
Telephone:  (202) 776-2000
Facsimile:  (202) 776-2222
Attention:  Edward J. O'Connell, Esq.

          9.5 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction except as disclosed in SECTION 9.5 of the Disclosure Schedule. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          9.6  EXPENSES.  Each  party  shall  bear its own  costs  on  expenses;
PROVIDED, HOWEVER, that the Company shall pay and be responsible for all reasonable out-of-pocket expenses of the Purchasers including, but not limited to, travel, accounting and other miscellaneous expenses and the reasonable legal fees of the counsel for the Purchasers, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, up to a maximum of One Hundred Thousand Dollars ($100,000) in the aggregate; and provided further, and in addition to the foregoing, that the Company also shall pay all filing fees associated with HSR Act approval of the transactions contemplated by this Agreement.

          9.7 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Investment Instruments, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          9.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least a majority of the shares of Convertible Stock then outstanding. Any amendment or waiver effected in accordance with this Section 9.8 shall be binding upon the Purchasers and each transferee of the Convertible Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities and the Company.

          9.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          9.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Convertible Stock (or the Common Stock issuable upon conversion thereof), upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          9.11 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

          9.12 GOVERNING LAW. THIS AGREEMENT AND ALL ACTS AND TRANSACTIONS PURSUANT HERETO AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE

GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                            [Signature Pages Follow]

     The parties have executed this Agreement as of the date first written above.

                          COMPANY:

                          ARCH COMMUNICATIONS GROUP, INC.



                          By:    /s/ C.E. Baker, Jr.
                                 Name:    C.E. Baker, Jr.
                                 Title:   Chairman of the Board
                                             and Chief Executive Officer

                          PURCHASERS:

                          SANDLER CAPITAL PARTNERS IV, L.P.

                          By: Sandler Investment Partners, L.P., General Partner

                              By: Sandler Capital Management, General Partner

                                  By: MJDM Corp., a General Partner

                                  By: /s/ Edward G. Grinacoff
                                     Edward G. Grinacoff
                                     President


                          SANDLER CAPITAL PARTNERS IV FTE, L.P.

                          By: Sandler Investment Partners, L.P., General Partner

                              By: Sandler Capital Management, General Partner

                                  By: MJDM Corp., a General Partner

                                  By:  /s/ Edward G. Grinacoff
                                     Edward G. Grinacoff
                                     President

                                             /s/ Harvey Sandler
                                             --------------------------------
                                             HARVEY SANDLER


                                             /s/ John Kornreich
                                             --------------------------------
                                             JOHN KORNREICH


                                             /s/ Michael J. Marocco
                                             --------------------------------
                                             MICHAEL J. MAROCCO


                                             /s/ Andrew Sandler
                                             --------------------------------
                                             ANDREW SANDLER

SOUTH FORK PARTNERS


By:     /s/ Richard Reiss, Jr
        Richard Reiss, Jr.
        Reiss Capital Management LLC
        General Partner of South Fork Partners


THE GEORGICA INTERNATIONAL FUND LIMITED


By:     /s/ Richard Reiss, Jr
        Richard Reiss, Jr.
        Georgica Advisors LLC
        Investment Advisor to The
        Georgica International Fund
        Limited


ASPEN PARTNERS


By:      /s/ Nikos Hecht
        Nikos Hecht
        Reiss Capital Management LLC
        General Partner of Aspen Partners


CONSOLIDATED PRESS INTERNATIONAL LIMITED


By:     /s/ Nikos Hecht
        Nikos Hecht
        Georgica Advisors LLC
        Investment Advisor to
        Consolidated Press
        International Limited

                                   SCHEDULE 1


                                        NUMBER OF SHARES OF
                                      CONVERTIBLE STOCK TO BE
       PURCHASER                             PURCHASED           PURCHASE PRICE
       ---------                             ---------           --------------
Sandler Capital Partners IV, L.P.             151,500               $15,150,000
Sandler Capital Partners IV FTE, L.P.          62,250                 6,225,000
Harvey Sandler                                  6,250                   625,000
John Kornreich                                  2,500                   250,000
Michael J. Marocco                              2,000                   200,000
Andrew Sandler                                    500                    50,000
South Fork Partners                             7,000                   700,000
The Georgica International Fund Limited         8,000                   800,000
Aspen Partners                                  3,750                   375,000
Consolidated Press International Limited        6,250                   625,000
                                              -------               -----------
     Total                                    250,000               $25,000,000
                                              =======               ===========

The address for each of Sandler Capital Partners IV, L.P., Sandler Capital Partners IV FTE, L.P., Harvey Sandler, John Kornreich, Michael J. Marocco and Andrew Sandler is:

c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York 10153


The address for South Park Partners, The Georgica International Fund Limited, Aspen Partners and Consolidated Press International Limited is:

c/o Georgica Advisors
1114 Avenue of the Americas, 38th Floor
New York, New York  10036

                                      -32-